UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16827	Premcor Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1851087

1-11392	The Premcor Refining Group Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1491230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 29, 2004, Premcor Inc. issued a press release announcing that its wholly owned subsidiary The Premcor Refining Group Inc. has reached agreement with EnCana Midstream & Marketing, a partnership of EnCana Corporation (“EnCana”), to jointly conduct a preliminary design and engineering study of the modifications necessary to upgrade Premcor’s refinery located in Lima, Ohio, to process Canadian heavy crude oil blends. A copy of the press release is attached to this report as Exhibit 99.1. On November 30, 2004, Premcor Inc. provided information on their website concerning the agreement with EnCana. A copy of the presentation is attached to this report as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 29, 2004

99.2	Presentation dated November 30, 2004

Safe Harbor Statement

Statements contained in the exhibits to this report that state our expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc. The Premcor Refining Group Inc. (Co-Registrants)

By:	/s/ DENNIS R. EICHHOLZ
Dennis R. Eichholz
Senior Vice President and Controller
(principal accounting officer)

November 30, 2004

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 29, 2004

99.2	Presentation dated November 30, 2004